Exhibit 10.19C

FIFTH AMENDMENT

THIS FIFTH AMENDMENT (“Fifth Amendment”) is made and entered into as of the 25th day of May, 2007 by and between MCZ/CENTRUM FLORIDA XIX, L.L.C., a Delaware limited liability company (the “Seller”) and MHI HOLLYWOOD, LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

A. Purchaser and MCZ/Centrum Florida VI Owner, L.L.C., an Illinois limited liability company (“MCZ/Centrum”) entered into that certain agreement dated September 7, 2005 (the “Original Agreement”) regarding the purchase and sale of a hotel condominium unit located in Hollywood, Florida.

B. On November 16, 2005, MCZ/Centrum and Purchaser entered into an amendment to the Original Agreement by extending a period of time Purchaser has to satisfy a condition set forth in the Original Agreement (the “First Amendment”).

C. On February __, 2006, MCZ/Centrum and Purchaser entered into a second amendment modifying the Original Agreement by extending a period of time Purchaser has to satisfy conditions set forth in the Original Agreement (the “Second Amendment”);

D. MCZ/Centrum has assigned all of its right, title and interest in the Agreement to Seller.

E. On September 1, 2006, Seller and Purchaser entered into a third amendment and a modifying and amending certain terms and provisions of the Original Agreement (the “Third Amendment”)

F. On September 1, 2006, Seller and Purchaser entered into a fourth amendment modifying and amending certain terms and provisions of the Original Agreement (the “Fourth Amendment”); the Original Agreement as modified by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment is hereafter referred to as the “Agreement”).

G. The Seller and Purchaser desire to modify and amend certain terms and provisions of the Agreement as hereinafter set forth.

NOW, THEREFORE, for and in consideration of mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. The recitals to this Fifth Amendment are true and correct and are incorporated herein by reference and made a part hereof.

2. Defined Terms. Any defined terms utilized in this Fifth Amendment but not defined herein shall have the meaning ascribed to said terms in the Agreement.

3. Purchase of Units.

A. Section 4(A) of the Fourth Amendment is hereby deleted in its entirety.

B. Section 4(B) of the Fourth Amendment is hereby amended to read as follows:

B. In the event Seller has not closed on at least Two Hundred Fifty (250) Units, excluding the Hotel Unit, on or before September 1, 2007, Seller may require Purchaser to purchase the difference between the number of Units Seller has actually closed on as of September 1, 2007 and Two Hundred Fifty (250), but not to exceed One Hundred (100) Units, by written notice to Purchaser given on or before September 15, 2007. In such event, the closing with respect to the Units shall occur on or before October 31, 2007 at a purchase price of the Unit Purchase Price, as hereinafter defined, per unit and the closing shall be in accordance with the terms and provisions of the Unit Purchase Agreement except that Purchaser shall not be required to pay the 1.75% developer fee as reflected in the Unit Purchase Agreement. All other terms of the Unit Purchase Agreement not inconsistent with this Section 4(B) shall apply.

C. Section 4(C) of the Fourth Amendment is hereby amended to read as follows:

C. For the purposes of this Section the term “closed on” shall mean that, as of September 1, 2007, Seller has actually received funds and transferred title to Units. By way of example, if on September 1, 2007, Seller has actually received funds and transferred title to One Hundred (100) Units and Seller has One Hundred (100) Units under binding contracts after all rescission rights have expired and which are free from buyer defaults and Fifty (50) binding contracts after all rescission rights have expired but which contracts are in default for any reason, including, without limitation, the failure of the buyers thereunder to close on the closing date specified by Seller, then Purchaser would be required to purchase from Seller One Hundred (100) Units on or before October 31, 2007.

D. Section 4(F) of the Fourth Amendment is hereby amended to read as follows:

F. In the event Purchaser purchases Units pursuant to an exercise by Seller of its rights under Section 4(B), all of Purchaser’s obligations pursuant to Section 5.4 of the Agreement shall expire and be of no further force or effect and neither Seller nor the Association shall be entitled to exercise the Buy Back Option, except as provided in Section 14 of this Fourth Amendment.

4. Sales Effort. Section 5 of the Fourth Amendment shall be amended to read as follows:

Sales Effort. Seller shall utilize commercially reasonable efforts to schedule closings with respect to Units which are under contract as soon as reasonably possible to maximize the number of Units that Seller has closed on prior to September 1, 2007.

5. Conflict. In the event of conflict between the terms and provisions of the Agreement and this Fifth Amendment, the terms and provisions of this Fifth Amendment shall control. This provision shall survive the Closing.

6. Ratification. Except as hereby modified, Seller and Purchaser hereby ratify and reaffirm all of the terms and provisions of the Agreement.

7. Counterparts. This Fifth Amendment may be executed in counterparts, each of which, or any combination thereof, and combination of which, when signed by all parties, shall be deemed an original but all of which taken together shall constitute one Fifth Amendment.

8. Buy Back Right. Section 14 of the Fourth Amendment is hereby amended to read as follows:

Buy Back Right. In the event that Purchaser defaults in its obligations under Section 4(B) of this Fourth Amendment, Seller may elect in lieu of pursuing its rights under the MHI Guaranty to repurchase the Hotel Unit, the Personal Property and the Rental Agreements (the “Buy Back Right”) for a purchase price of Six Hundred Thousand and No/100 Dollars ($600,000.00) (the “Buy Back Purchase Price”). The closing with respect to the Buy Back Right (the “Buy Back Option Closing”) shall occur within thirty (30) days after Seller exercises the Buy Back Right by written notice to Purchaser. Purchaser, and its affiliates, as appropriate, shall convey the Hotel Unit, the Personal Property and the Rental Agreements free and clear of all liens and encumbrances, subject only to the Permitted Exceptions and such other exceptions to title arising by, through, or under Seller. The Buy Back Purchase Price shall be paid in cash at Closing, subject to customary adjustments and prorations and the payment of customary closing costs. Purchaser shall convey the Hotel Unit by special warranty deed, convey the Personal Property by bill of sale and execute and deliver customary Seller’s affidavit of no liens and FIRPTA affidavit. Purchaser, or its affiliates, as appropriate, and Seller shall execute an assignment and assumption of Rental Agreements and the service contracts as the Seller elects to assume. At the Closing, Seller shall return the MHI Guaranty marked cancelled and Purchaser shall be released from any liabilities to Seller for failing to comply with the provisions of Section 4(B) of this Fourth Amendment. This provision shall survive the Closing and be reflected in the special warranty deed to be delivered by Seller at Closing.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS HEREOF, the parties have executed this Fifth Amendment as of the date first above written.

SELLER:

MCZ/CENTRUM FLORIDA XIX, L.L.C., a Delaware limited liability company

By:	/s/ Brian Niven
Brian Niven, a Manager

PURCHASER:

MHI HOLLYWOOD, LLC, a Delaware limited liability company

By:	/s/ Andrew M. Sims
Andrew M. Sims, Manager

JOINDER

The undersigned, MHI HOSPITALITY CORPORATION, a Delaware corporation, and Guarantor under that Guaranty in favor of MCZ/CENTRUM FLORIDA XIX, L.L.C., dated September 1, 2006 (the “Guaranty”), does hereby join in the execution of this Fifth Amendment for the purpose of reaffirming its obligations as Guarantor under the Guaranty with respect to the purchase of the Units, as contained in Section 4 of the Fourth Amendment, and as modified by this Fifth Amendment, and does hereby agree that every reference in the Guaranty to “Section 5 of the Fourth Amendment” shall be deleted and replaced by “Section 4 of the Fourth Amendment, as modified by the Fifth Amendment”.

Witnesses:	GUARANTOR:

___________________________________________________ Print Name:__________________________________________	MHI HOSPITALITY CORPORATION, a Delaware corporation

___________________________________________________	By:
Print Name:__________________________________________	Andrew M. Sims, President

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